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                                  EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  Amounts in Millions, Except per Share Amounts


                                                       Three Months Ended
                                                          September 30
                                                      2001           2000
                                                   -----------    -----------
BASIC NET EARNINGS PER SHARE
Net earnings                                       $     1,104    $     1,155
Deduct preferred stock dividends                            32             31
                                                   -----------    -----------
Net earnings applicable to common stock            $     1,072    $     1,124
                                                   ===========    ===========

Average number of common shares outstanding            1,296.1        1,305.6
                                                   ===========    ===========

Basic net earnings per share                       $      0.83    $      0.86
                                                   ===========    ===========

DILUTED NET EARNINGS PER SHARE
Net earnings                                       $     1,104    $     1,155
Deduct differential - preferred
   vs. common dividends                                      3              4
                                                   -----------    -----------
Net earnings applicable to common stock            $     1,101    $     1,151
                                                   ===========    ===========

Average number of common shares outstanding            1,296.1        1,305.6
Add potential effect of:
    Exercise of options                                   14.3           12.5
    Conversion of preferred stock                         90.4           92.7
                                                   -----------    -----------
Average number of common shares
    outstanding, assuming dilution                     1,400.8        1,410.8
                                                   ===========    ===========

Diluted net earnings per share                     $      0.79    $      0.82
                                                   ===========    ===========
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